As filed with the Securities and Exchange Commission on April 2, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Corium International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	38-3230774
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Corium International, Inc.

235 Constitution Drive

Menlo Park, California 94025

(650) 298-8255

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Peter D. Staple

Chief Executive Officer

Corium International, Inc.

235 Constitution Drive

Menlo Park, California 94025

(650) 298-8255

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Cynthia Clarfield Hess Robert A. Freedman Effie Toshav Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Robert S. Breuil Chief Financial Officer Corium International, Inc. 235 Constitution Drive Menlo Park, California 94025 (650) 298-8255	B. Shayne Kennedy Daniel E. Rees Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 (714) 540-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-194279

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value	1,150,000	$8.00	$9,200,000	$1,185

(1)          Represents only the additional number of shares being registered and includes 150,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-194279) (“Prior Registration Statement”).

(2)          The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $75,900,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on April 2, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $9,200,000 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Corium International, Inc. (“Registrant”) is filing this registration statement with the Securities and Exchange Commission (“Commission”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-194279), which the Registrant originally filed on March 3, 2014 (“Prior Registration Statement”), and which the Commission declared effective on April 2, 2014.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 1,150,000 shares, all of which will be sold by the Registrant and 150,000 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The Registrant hereby certifies that it (i) has instructed its agent to transmit to the Securities and Exchange Commission (the “Commission”) the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on April 3, 2014), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its agent during such agent’s regular business hours no later than April 3, 2014.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 2nd day of April, 2013.

CORIUM INTERNATIONAL, INC.

/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Peter D. Staple		Chief Executive Officer	April 2, 2014
Peter D. Staple		(Principal Executive Officer)

/s/ Robert S. Breuil		Chief Financial Officer	April 2, 2014
Robert S. Breuil		(Principal Financial Officer)

/s/ Timothy D. Sweemer		Chief Accounting Officer	April 2, 2014
Timothy D. Sweemer		(Principal Accounting Officer)

*		Director	April 2, 2014
Bhaskar Chaudhuri, Ph.D

*		Director	April 2, 2014
Gary W. Cleary, Ph.D

*		Director	April 2, 2014
Ronald Eastman

*		Director	April 2, 2014
Phyllis Gardner, M.D.

*		Director	April 2, 2014
David Greenwood

*		Director	April 2, 2014
John Kozarich, Ph.D

*		Director	April 2, 2014
Robert W. Thomas

*		Director	April 2, 2014
Daniel G. Welch

By:	/s/ Peter D. Staple	April 2, 2014
Peter D. Staple
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-194279)).

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